Exhibit 10.5

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

AND CLASS A WARRANTS AND CLASS B WARRANTS

This Amendment (this “Amendment”) to the Securities Purchase Agreement dated as of May 15, 2018 (the “SPA”) and to the Class A Warrants and Class B Warrants (together, the “Warrants”) to purchase common stock issued pursuant to the SPA is made and entered into as of July 8, 2019, among XpresSpa Group, Inc., a Delaware corporation (the “Company”), and the purchasers (as identified on the signature pages hereto), constituting a Majority in Interest (the “Specified Purchasers”). Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the SPA.

RECITALS:

WHEREAS, the Company, the Specified Purchasers and certain other parties thereto entered into a the SPA pursuant to which the Specified Purchasers were issued Notes and the Warrants; and

WHEREAS, (i) pursuant to Section 5.5 of the SPA, no provision of the SPA may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority in Interest and (ii) pursuant to Section 9 of the Warrants, no provision of the Warrants may be amended or waived without the written consent of the Company and the Required Holders;

WHEREAS, the Specified Purchasers constitute a Majority in Interest and the Required Holders;

WHEREAS, the Company and the Specified Purchasers desire to amend certain terms of the SPA and the Warrants; and

WHEREAS, as consideration for the Specified Purchasers agreeing to the terms of this Amendment, subject to the receipt of approval of the Company’s shareholders, the Company will issue shares of Series F Preferred Stock to the Holders as set forth on Schedule A.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Section 1.1 of the SPA is hereby amended and restated to delete the following definitions:

•	“Equity Line of Credit”;

•	“Variable Priced Equity Linked Instruments”; and

•	“Variable Rate Transaction.”

2.          The definition of “Exempt Issuance” in Section 1.1 of the SPA is hereby amended and restated as follows:

“Exempt Issuance” means the issuance of (a) shares of Common Stock and options to officers, directors, employees or consultants of the Company after the Closing Date pursuant to plans approved by the shareholders of the Company and which issuances are approved by a majority of the independent members of a committee of the board of directors, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities and the principal terms thereof are set forth on Schedule 3.1(g), and described in the SEC Reports, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall be intended to provide to the Company substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, however, that the securities to be issued pursuant to that certain Securities Purchase Agreement dated as of July 8, 2019 by and between the Company and Calm.com shall not be deemed to be an Exempt Issuance, (d) up to 25,000 shares of Common Stock, (e) securities as payment for investment banking services provided to the Company, (f) securities issued to third party vendors as payment for goods or services, (g) securities issued to the Company’s Airport Concession Disadvantaged Business Enterprise partners, (h) securities issued or issuable to the Purchasers and their assigns pursuant to this Agreement, the Notes or the Warrants and other Transaction Documents, including without limitation, Section 4.17 herein, or upon exercise, conversion or exchange of any such securities, and (i) securities issued as payment of interest pursuant to the Credit Agreement dated as of April 22, 2015, as subsequently amended through the date hereof by and between XpresSpa Holdings, LLC and Rockmore Investment Master Fund Ltd. (including, without limitation, that certain Fourth Amendment to Credit Agreement, dated as of July 8, 2019, by and between the Company and B3D, LLC)1.”

3.          Section 3.1(rr) of the SPA is hereby deleted in its entirety.

4.          Section 4.13 of the SPA is hereby irrevocably waived in its entirety with respect to the transactions contemplated by (a) the Securities Purchase Agreement dated as of July 8, 2019 by and between the Company and Calm.com, (b) the amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, (c) the Credit Agreement dated as of April 22, 2015, as subsequently amended through the date hereof by and between XpresSpa Holdings, LLC and Rockmore Investment Master Fund Ltd. (including, without limitation, that certain Fourth Amendment to Credit Agreement, dated as of July 8, 2019, by and between the Company and B3D, LLC), (d) the amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, (e) the amendment to certain outstanding warrants issued in December 2016 to the holders of the Company’s Series D Convertible Preferred Stock, (f) the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock and (g) the transactions contemplated by this Amendment. Upon receipt of Shareholder Approval (as defined below), Section 4.13 of the SPA shall be deleted in its entirety.

5.          Section 4.17 of the SPA is hereby deleted in its entirety.

6.          Section 4.24 of the SPA is hereby deleted in its entirety.

7.          Section 1(c) of the Class A Warrants is hereby amended and restated in its entirety as follows:

1 Pursuant to the terms of the Fourth Amendment to Credit Agreement, subject to Shareholder Approval, the number of shares to be issued as payment of interest will be determined by dividing the amount of the Share Portion (as defined in the Fourth Amendment to Credit Agreement) set forth in the exercise notice by a price per share of Common Stock equal to ninety percent (90%) of the VWAP (as defined in the Fourth Amendment to Credit Agreement) on the trading date immediately preceding the date of the exercise notice.

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“Company’s Failure to Timely Deliver Securities. If (I) the Company shall fail for any reason or for no reason on or prior to the Share Delivery Date either (a) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program and the Warrant Shares are eligible to be issued without a restrictive legend, to issue to the Holder a certificate without any restrictive legend for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or (b) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Warrant Shares are eligible to be issued without a restrictive legend, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant and the Warrant Shares are not eligible to be issued without a restrictive legend, to issue and dispatch by overnight courier to the address as specified in the Exercise Notice for delivery on or before the Share Delivery Date a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, (II) with respect to only the Warrant Shares originally issuable pursuant to this Warrant prior to any adjustment pursuant to Section 2(a) of this Warrant (the “Base Warrant Shares”), after the Initial Effective Date (as defined in the Registration Rights Agreement) and during the Registration Period (as defined in the Registration Rights Agreement), (x) the Registration Statement (as defined in the Registration Rights Agreement) covering the resale of all of the Base Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Base Warrant Shares”) is not available for the resale of such Unavailable Base Warrant Shares, (y) the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement so notify the Holder and (z) the Company fails to, on or prior to the Share Delivery Date, deliver the Base Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Base Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (III) with respect to any Additional Shares (as defined below), after 90 days after the Issuance Date (the “Additional Shares Effectiveness Deadline”), (x) a registration statement covering the resale of all of the Additional Shares that are the subject of the Exercise Notice (the “Unavailable Additional Shares”) is not available for the resale of such Unavailable Additional Shares, (y) the Company fails to promptly so notify the Holder and (z) the Company fails to, on or prior to the Share Delivery Date, deliver the Additional Shares electronically without any restrictive legend by crediting such aggregate number of Additional Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clauses (II) and (III) are hereinafter referred to as a “Notice Failure”) and either a Notice Failure or an event described in clause (I) above (referred to herein as an “Exercise Failure”) occurs, then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Notice Failure or Exercise Failure an amount equal to 1.0% of the product of (A) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (B) the higher of (i) the then in effect Exercise Price of this Warrant or (ii) the closing price of the Common Stock on the date of the applicable Exercise Notice, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. If the Company is required to pay liquidated damages hereunder solely as a result of a Notice Failure, the liquidated damages related thereto will cease to accrue when the registration statement requirements set forth in the Registration Rights Agreement are complied with. For the avoidance of doubt, the Company acknowledges that the Company may be liable for Registration Delay Payments pursuant to the Registration Rights Agreement in the event of an Exercise Failure or Notice Failure. In the event of a Notice Failure, damages will accrue at the higher of (a) 1.0% of the product of (A) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (B) the higher of (i) the then in effect Exercise Price of this Warrant or (ii) the closing price of the Common Stock on the date of the applicable Exercise Notice and (b) the rate set forth in the Registration Rights Agreement; provided, however, that damages shall not be cumulative. In addition to the foregoing, if an Exercise Failure or Notice Failure occurs, and if on or after the Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale through a broker by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out of pocket expenses related to the Buy-In, if any) for the shares of Common Stock so purchased (such number of shares not to exceed the number of Warrant Shares failed to be delivered) (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the sale price of the Common Stock at which the sell order giving rise to such purchase obligation was executed. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.”

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8.          The Company and the Specified Purchasers hereby acknowledge that the Class B Warrants shall be terminated, cancelled and extinguished immediately and of no further force or effect, and the Company shall be released from its obligations thereunder. The Company acknowledges and agrees that subject to approval of The Nasdaq Stock Market, an additional 178,231 shares of Common Stock originally allocated to the Class B Warrants shall be allocated to the holders of the Class A Warrants as indicated on Schedule A.

9.          As consideration for the Specified Purchasers agreeing to the terms of this Amendment, the Company will issue shares of Series F Preferred Stock to the Holders as set forth on Schedule A; provided, however that if Shareholder Approval is not received, the shares of Series F Preferred Stock issued to the Holders shall be immediately forfeited by the Holders. The shares of Series F Convertible Preferred Stock shall not be convertible into shares of Common Stock until receipt of approval of the Company’s shareholders (the “Shareholder Approval”) for the issuance of any additional shares of its Common Stock that would be issued pursuant to this Amendment (and, for the avoidance of doubt, with respect to any Class A Warrants to purchase shares of Common Stock in excess of 344,356 shares of Common Stock) and pursuant to Sections 6 and 7.1.3 of the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”).

10.        The Company undertakes to use commercially reasonable efforts to obtain within one hundred (120) days after the date of this Amendment, Shareholder Approval for the transactions contemplated by this Amendment, including, without limitation, (a) the issuance of all the shares of its Common Stock that could be issued pursuant to Sections 6 and 7.1.3 of the Series F Certificate of Designation and (b) the reduction of the exercise price with respect to the Additional Shares (as defined in the Class A Warrants) to be issued in connection with Section 2(a) of the Class A Warrants to $2.00; provided, that in no event shall the Company seek the consent of its shareholders for the approval of the reduction in the exercise or conversion prices of any other security of the Company, whether or not outstanding on the date hereof, unless such approval is conditional upon simultaneous receipt of the Shareholder Approval. If, despite the Company’s commercially reasonable efforts the Shareholder Approval is not initially obtained, the Company shall cause an additional shareholder meeting to be held every three (3) months thereafter until such Shareholder Approval is obtained. Notwithstanding anything to the contrary contained in this Section 10, the Company shall have no obligation to solicit or obtain the Shareholder Approval if Nasdaq Listing Rule 5635(d) no longer applies to the Company or would not prohibit a Holder from acquiring shares of Common Stock pursuant to the Series F Certificate of Designation or Class A Warrants without receipt of such Shareholder Approval.

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11.         The Company and the Specified Purchasers hereby acknowledge and agree that the additional shares of Common Stock issuable pursuant to, and as a result of, the terms of this Amendment shall be deemed to be an “Exempt Issuance” pursuant to the definition of “Exempt Issuance” as defined in the SPA.

12.         The Company represents that the holding period of the Class A Warrants as determined under Rule 144 is not affected by the terms of this Amendment and tacks back to the original issue date of the Class A Warrant.

13.         Except with respect to the material terms and conditions of this Amendment, which the Company undertakes to publicly disclose in a press release and a Form 8-K to be filed with the Securities and Exchange Commission no later than two (2) business days after the date of this Amendment, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Holder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Holder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.

14.         Except as explicitly modified herein, the SPA and Class A Warrant shall remain in full force and effect.

15.         This Amendment shall be governed in accordance with terms of the SPA.

16.         This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by the Company and the Purchaser, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

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Schedule A

Holder	Number of Shares of Series F Preferred Stock to be issued by the Company[2]	Number of Class A Warrants to initially be subject to $2.00 exercise price	Number of additional Class A Warrants to be subject to $2.00 exercise price upon Nasdaq approval
Alpha Capital Anstalt	4,056	174,575	90,725
Anson Investments Master Fund LP	901	38,794	20,161
Brio Capital Master Fund Ltd.	450	19,397	10,080
The Hewlett Fund LP	630	27,156	14,112
Intracoastal Capital, LLC	901	38,794	20,161
L1 Capital Global Opportunities Master Fund	901	38,794	20,161
Palladium Capital Advisors, LLC	1,157	6,789	3,528

2 Series F Preferred Stock to have a $100 stated value – each share of Series F Preferred Stock will initially convert into 50 shares of common stock

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IN WITNESS WHEREOF, the Company and the Purchaser have executed this Amendment as of the date first above written.

COMPANY

XpresSpa Group, Inc.

By:
Its:

[Purchaser signature page follows]

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IN WITNESS WHEREOF, the Company and the Purchaser have executed this Amendment as of the date first above written.

Alpha Capital Anstalt
[Print Name of Purchaser]

[Signature]

Name:
Title:

8

Anson Investments Master Fund LP
[Print Name of Purchaser]

[Signature]

Name:
Title:

9

Brio Capital Master Fund Ltd.
[Print Name of Purchaser]

[Signature]

Name:
Title:

10

The Hewlett Fund LP
[Print Name of Purchaser]

[Signature]

Name:
Title:

11

Intracoastal Capital, LLC
[Print Name of Purchaser]

[Signature]

Name:
Title:

12

L1 Capital Global Opportunities Master Fund [Print Name of Purchaser]

[Signature]

Name:
Title:
13

Palladium Capital Advisors, LLC [Print Name of Purchaser]

[Signature]

Name:
Title:

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